91% 87% Forward Looking Statements 15M Patient Preventive Care Market Some of the information presented here today may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. These statements are based on management’s current expectations and the actual events or results may differ materially and adversely from these expectations. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. These documents identify important risk factors that could cause the actual results to differ materially from those contained in the Company’s projections or forward-looking statements.

The Fourth Epoch in Hereditary Cancer Testing

CLINICAL UNCERTAINTY Provider and Patient Left Without a Definitive Answer Risk of Breast Cancer 12% Population Risk 87% BRCA Mutation 0% 100%

VS Only 10% of Patients Tested Are From the Largest Pool of Patients That Meet Criteria Doctors Focus on “Neon Light” Patients Due to Challenge of Negative Test Report

personalized medicine tool

riskScore Data Shows Test Highly Impactful & Accurate Proprietary score that combines data from >80 single nucleotide polymorphisms (SNPs) with well documented role in predicting cancer risk along with best-in-class family/personal history model (Tyrer-Cuzick model) Results for unaffected patients with European descent (initially) Provides residual risk for patients that are negative for myRisk test and is complimentary

Advancing Genetic Risk Assessment BRCA1, BRCA2, TP53, STK11 ATM, CHEK2, PALB2, NBN SNPs Frequency Relative Risk Rare variants (high penetrance) Rare variants (moderate penetrance) Common variants (low penetrance) 1 2 5 ≥10

Researched 20 years of genome wide association data on SNPs in breast cancer risk Screened > 100,000 patients to select 24,259 patient training study which identified over 80 highly predictive SNPs 10,575 patient validation study showed the SNP panel in riskScore highly predictive of breast cancer risk Combined genetic markers with family history tool in combined validation in 1,617 patients to be presented at San Antonio Breast Cancer Symposium

Risk Distribution From Combined Risk Score riskScore Data Shows Test Highly Impactful & Accurate Frequency Patients have a broad distribution of relative risk with many significantly above and below the population risk SNP panel was highly statistically significant for lifetime and breast cancer risk with a p-value of 10-31 Combined risk score with SNP panel and Tyrer-Cuzick was highly statistically significant for both lifetime and five-year breast cancer risk with a p-value of 10-34 and 10-38 respectively Risk Population risk

The Report

Patient #1 Patient #2

The Opportunity

91% 9% 87% 13% 0% Would you change medical management based upon the combined score? How would this enhancement impact the competitive advantage of myRisk relative to other panel tests? Market Research Shows High Interest Level in riskScore

91% 87% Physicians Believe riskScore Provides Incremental Value “If it gets marketed to the vast public, then I think Myriad will have a test that nobody else has.” “riskScore adds another piece of the puzzle. The sum of all information adds to an increased risk.“ "This is the most valuable thing a sales rep has shown me in years." “Myriad should be commended for the development of riskScore and advancing the science as it relates to refinement of breast cancer risk.”

91% 87% Provides Reason for Preventive Care Doctors To Go “Deeper” 15M Patient Preventive Care Market From the “trusted advisor” in hereditary cancer Given low positive rate, average preventive care physician only looks for “neon light” patients EVERY patient will now have an individualized assessment of breast cancer risk Improved test value can drive deeper penetration Expands an already significant competitive moat 0.6M Tested Patients

91% 87% Myriad Will Continue to Be a Scientific Pioneer 15M Patient Preventive Care Market Commercially available as of today SNP Panel validation to be presented at National Society of Genetic Counselors annual meeting Combined validation (SNP Panel + Tyrer-Cuzick) presented at San Antonio Breast Cancer Symposium in December Work ongoing to identify breast cancer SNPs for additional ethnicities Future work will expand into other cancers